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Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NORTHERN STATES POWER COMPANY
(Exact name of registrant as specified in its charter)

MINNESOTA	41-1967505
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

EDWARD J. MCINTYRE Vice President and Chief Financial Officer Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500	CATHY J. HART Corporate Secretary Northern States Power Company 414 Nicollet Mall Minneapolis, Minnesota 55401 (612) 330-5500

(Name and address, including zip code, of agent for service)

Copy to:

ROBERT J. JOSEPH
Jones, Day, Reavis & Pogue
77 West Wacker
Chicago, Illinois 60601
(312) 269-4176

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /x/

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	$600,000,000	100%	$600,000,000	$150,000

(1)
Estimated solely for purposes of calculating registration fee.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8 (a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8 (a), may determine.

SUBJECT TO COMPLETION, DATED APRIL 17, 2001

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

NORTHERN STATES POWER COMPANY
414 Nicollet Mall
Minneapolis, Minnesota 55401
(612) 330-5500

DEBT SECURITIES

    We may offer for sale from time to time up to $600,000,000 aggregate principal amount of our unsecured debt securities. We refer to the debt securities being offered by this prospectus as "Debt Securities." We may sell the Debt Securities in one or more series (i) through underwriters or dealers, (ii) directly to a limited number of institutional purchasers, or (iii) through agents. See "Plan of Distribution." The amount and terms of the sale of a series of Debt Securities will be determined at the time of sale and included in a prospectus supplement that will accompany this prospectus. That prospectus supplement will include if applicable:

  •
  The names of any underwriters, dealers or agents involved in the distribution of that series of Debt Securities;

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  Any applicable commissions or discounts and the net proceeds to us from that sale;

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  The aggregate principal amount and offering price of that series of the Debt Securities;

  •
  The rate or rates (or method of calculation) of interest;

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  The time or times and place of payment of interest;

  •
  The maturity date or dates; and

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  Any redemption terms or other specific terms of that series of Debt Securities.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April __, 2001.

i

    You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the documents incorporated by reference is accurate as of any date other than the date on the front of those documents.

ii

ABOUT THIS PROSPECTUS

    This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf process, we may, over the next two years, sell any combination of the Debt Securities described in this prospectus in one or more offerings up to a total dollar amount of $600,000,000. This prospectus provides you with a general description of the Debt Securities we may offer. Each time we sell Debt Securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "WHERE YOU CAN FIND MORE INFORMATION."

    We believe we have included all information material to investors but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with this registration statement.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.

    The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference our Annual Report on Form 10-K for the period ended December 31, 2000, filed with the SEC on March 28, 2001, and any future filing made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities.

    We are not required to, and do not, provide annual reports to holders of our debt securities unless specifically requested by a holder.

    You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

  Corporate Secretary
  Northern States Power Company
  414 Nicollet Mall
  Minneapolis, Minnesota 55401
  (612) 330-5500

FORWARD-LOOKING STATEMENTS

    This prospectus and the documents it incorporates by reference contain statements that are not historical fact and constitute "forward-looking statements." When we use words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  •
  general economic conditions, including their impact on capital expenditures

  •
  business conditions in the energy industry

  •
  competitive factors

  •
  unusual weather

  •
  changes in federal or state legislation

  •
  regulation

  •
  the other risk factors listed from time to time by us in reports filed with the Securities and Exchange Commission

    You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K, for the year ended December 31, 2000, and other documents on file with the Securities and Exchange Commission. You may obtain copies of these documents as described under "WHERE YOU CAN FIND MORE INFORMATION".

NORTHERN STATES POWER COMPANY

    We are a public utility engaged in the generation, transmission and distribution of electricity and the transportation, storage and distribution of natural gas in Minnesota, North Dakota and South Dakota under the name Xcel Energy. We provide retail electric utility service to approximately 1.3 million customers and gas utility service to approximately 0.4 million customers.

    We were incorporated in Minnesota in 2000 under the name of Northern Power Corporation. We are a wholly-owned subsidiary of Xcel Energy Inc. (formerly named Northern States Power Company). On August 18, 2000, New Century Energies, Inc. merged into the former Northern States Power Company. Immediately following the merger, the surviving entity changed its name to Xcel Energy Inc. and became a registered holding company under the Public Utility Holding Company Act of 1935. At the time of the merger, Xcel Energy Inc. assigned all assets, liabilities and operations relating to former Northern States Power Company's electric and natural gas utility operations to us.

USE OF PROCEEDS

    We will add the net proceeds from the sale of the Debt Securities to our general funds and use such proceeds for general corporate purposes, including working capital, capital expenditures, payment of dividends to Xcel Energy Inc. and the repayment, retirement or refinancing of our indebtedness, including intercompany indebtedness. Our short-term borrowings aggregated approximately $231,000,000 as of March 30, 2001. The specific allocation of the proceeds of a particular series of the Debt Securities will be described in the prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
(unaudited)

	Year Ended December 31,
	2000	1999	1998	1997	1996
Ratio of Earnings to Fixed Charges	2.4	3.0	4.0	3.7	4.4

    For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of net income plus fixed charges, federal and state income taxes, deferred income taxes and investment tax credits and less undistributed equity in earnings of unconsolidated investees; and (ii) fixed charges consist of interest on long-term debt, other interest charges, the interest component on leases and amortization of debt discount, premium and expense.

DESCRIPTION OF DEBT SECURITIES

    The description below contains summaries of selected provisions of the indenture, including the supplemental indenture, under which the Debt Securities will be issued. These summaries are not complete. The indenture and the form of supplemental indenture have been filed as exhibits to the registration statement. You should read them for provisions that may be important to you. In the summaries below, we have included references to section numbers of the indenture so that you can easily locate these provisions.

    We are not required to issue future issues of indebtedness under the indenture described in this prospectus. We are free to use other indentures or documentation, containing provisions different from those described in this prospectus, in connection with future issues of other indebtedness.

    The Debt Securities will be represented either by global securities registered in the name of The Depository Trust Company ("DTC"), as depository ("Depository"), or its nominee, or by securities in certificate form issued to the registered owners, as set forth in the applicable prospectus supplement. See "BOOK-ENTRY SYSTEM" in this prospectus.

General

    The Debt Securities may be issued in one or more new series under an Indenture dated July 1, 1999 between us and Wells Fargo Bank Minnesota, National Association, as successor trustee (the "Trustee"). This indenture was originally entered into by our predecessor company, but we assumed the obligations under the indenture in August 2000, when the assets of the former Northern States Power Company were transferred to us. This indenture, as previously supplemented by supplemental indentures and as to be supplemented by a new supplemental indenture for each series of Debt Securities, is referred to in this prospectus as the "Indenture." The Debt Securities will be unsecured obligations and will rank on a parity with our other existing and future unsecured indebtedness. We refer in this prospectus to debt securities issued under the Indenture, whether previously issued or to be issued in the future, including the Debt Securities, as the "securities." The amount of securities that we may issue under the Indenture is not limited.

    The Debt Securities may be issued in one or more series, may be issued at various times, may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each issue of Debt Securities will specify:

  •
  the title, aggregate principal amount and offering price of that series of Debt Securities;

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  the interest rate or rates, or method of calculation of the rate or rates, on that series of Debt Securities, and the date from which the interest will accrue;

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  the dates on which interest will be payable;

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  the record dates for payments of interest;

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  the date on which the Debt Securities of that series will mature;

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  any redemption terms;

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  the period or periods within which, the price or prices at which and the terms and conditions upon which the Debt Securities of that series may be repaid, in whole or in part, at the option of the holder thereof; and

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  other specific terms applicable to the Debt Securities of that series.

    The applicable prospectus supplement also may describe special United States federal income tax considerations (if any) applicable to Debt Securities sold at an original issue discount and special

United States federal income tax or other considerations (if any) applicable to any Debt Securities which are denominated in other than United States dollars.

    Unless otherwise indicated in the applicable prospectus supplement, the Debt Securities will be denominated in United States currency in minimum denominations of $1,000 and integral multiples of $1,000, except that the denomination of any Debt Security issued in the form of a Global Security will not exceed $400,000,000 without the approval of the Depository.

    Unless otherwise indicated in the applicable prospectus supplement, there will be no provisions in the Indenture or the Debt Securities that require us to redeem, or permit the holders to cause a redemption of, the Debt Securities or that otherwise protect the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control of our company. However, any change in control transaction that involves the incurrence of substantial additional long-term indebtedness by us in such a transaction could require approval of federal and state utility regulatory authorities. Management believes that such approvals would be unlikely in any transaction that would result in our company, or a successor to our company, having a highly leveraged capital structure.

Registration, Transfer And Exchange

    Debt Securities of any series may be exchanged for other Debt Securities of the same series of any authorized denominations and of a like aggregate principal amount and kind. (Section 2.6.)

    Unless we indicate otherwise in the applicable prospectus supplement, Debt Securities may be presented for registration of transfer (duly endorsed or accompanied by a duly executed written instrument of transfer), at the office of the Trustee maintained for that purpose and referred to in the applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. Any transfer or exchange will be effected upon the Trustee's satisfaction with the documents of title and indemnity of the person making the request. (Sections 2.6 and 2.7.)

    The Trustee will not be required to exchange or register a transfer of any Debt Securities of a series selected, called or being called for redemption except, in the case of any Debt Security to be redeemed in part, the portion thereof not to be so redeemed. (Section 2.6.) See "BOOK-ENTRY SYSTEM" below.

Payment and Paying Agents

    Principal, interest and premium, if any, on Debt Securities issued in the form of global securities will be paid in the manner described below under the caption "BOOK-ENTRY SYSTEM." Unless we indicate otherwise in the applicable prospectus supplement, interest on Debt Securities that are in the form of certificated securities will be paid by check mailed to the holder at that person's address as it appears in the register for the Debt Securities maintained by the Trustee; however, a holder of $10,000,000 or more of the Debt Securities having the same interest payment dates will be entitled to receive payments of interest by wire transfer, if appropriate wire transfer instructions have been received by the Trustee on or prior to the applicable record date. (Section 2.12.) Unless we indicate otherwise in the applicable prospectus supplement, the principal, interest at maturity and premium, if any, on Debt Securities in the form of certificated securities will be payable in immediately available funds at the office of the Trustee. (Section 2.12.)

    All monies paid by us to a paying agent for the payment of principal, interest or premium on any Debt Security which remain unclaimed at the end of two years after that principal, interest or premium has become due and payable will be repaid to us and the holder of that Debt Security will thereafter look only to us for payment of that principal, interest or premium. (Section 4.4.)

Events of Default

    The following constitute events of default under the Indenture:

  •
  default in the payment of principal and premium, if any, on any security issued under the Indenture when due and payable and continuance of that default for 5 days;

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  default in the payment of interest on any security issued under the Indenture when due and continuance of that default for 30 days;

  •
  default in the performance or breach of any of our other covenants or warranties in the securities or in the Indenture and the continuation of that default or breach for 90 days after written notice to us as provided in the Indenture; and

  •
  specified events of bankruptcy, insolvency or reorganization of our company.

  (Section 7.1.)

    If an event of default occurs and is continuing, either the Trustee or the holders of a majority in principal amount of the outstanding securities may declare the principal amount of all securities to be due and payable immediately. At any time after an acceleration of the securities has been declared, but before a judgment or decree of the immediate payment of the principal amount of the securities has been obtained, if we pay or deposit with the Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due otherwise than by acceleration and all defaults have been cured or waived, then that payment or deposit will cause an automatic rescission and annulment of the acceleration of the securities. (Section 7.1.)

    The Trustee generally will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders unless such holders have offered acceptable indemnity to the Trustee. (Section 8.2.) The holders of a majority in principal amount of the outstanding securities generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred on the Trustee, relating to the securities. (Section 7.7.) Each holder has the right to institute a proceeding relating to the Indenture, but this right is subject to conditions precedent specified in the Indenture. (Sections 7.4 and 7.7.) The Trustee is required to give the holders notice of the occurrence of a default within 90 days of the default, unless the default is cured or waived. Except in the case of a payment default on any securities, however, the Trustee may withhold notice if it determines in good faith that it is in the interest of holders to do so. (Section 7.8.) We are required to deliver to the Trustee each year a certificate as to whether or not we are in compliance with the conditions and covenants under the Indenture. (Section 5.5.)

Modification

    We and the Trustee may modify and amend the Indenture from time to time. Depending upon the type of amendment, we may not need the consent or approval of any of the holders of the securities, or we may need either the consent or approval of the holders of a majority in principal amount of the outstanding securities affected by the proposed amendment or the consent or approval of each holder affected by the proposed amendment.

    We will not need the consent of the holders for the following types of amendments:

  •
  adding to our covenants for the benefit of the holders or surrendering a right given to us in the Indenture;

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  adding security for the securities; or

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  making various other modifications, generally of a ministerial or immaterial nature. (Section 12.1.)

    We will need the consent of the holders of each outstanding security affected by a proposed amendment if the amendment would cause any of the following to occur:

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  a change in the maturity date of any security;

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  a reduction in the interest rate or extension of the time of payment of interest;

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  a reduction in the principal amount of any security, the premium payable on any security, or the amount of principal that could be declared due and payable prior to the stated maturity;

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  a change in the currency of any payment of principal, premium or interest on any security;

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  an impairment of the right of a holder to institute suit for the enforcement of any payment relating to any security;

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  a reduction in the percentage of outstanding securities necessary to consent to the modification or amendment of the Indenture or to waive past defaults; or

  •
  a modification in these requirements. (Section 12.2.)

    Amendments other than those described in the above two paragraphs will require the approval of a majority in principal amount of the outstanding securities.

Defeasance and Discharge

    We may be discharged from all obligations relating to the Debt Securities and the Indenture (except for specified obligations such as obligations to register the transfer or exchange of securities, replace stolen, lost or mutilated securities and maintain paying agencies) if we irrevocably deposit with the Trustee, in trust for the benefit of holders of securities, money or United States government obligations (or any combination thereof) sufficient to make all payments of principal, premium and interest on the securities on the dates those payments are due. To discharge these obligations, we must deliver to the Trustee an opinion of counsel that the holders of the securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the Indenture. If we discharge our obligations as described above, the holders of securities must look only to the funds deposited with the Trustee, and not us, for payments on the securities. (Section 4.1.)

Consolidation, Merger and Sale of Assets

    We will not merge into any other corporation or sell or otherwise transfer all or substantially all our assets unless the successor or transferee corporation assumes by supplemental indenture our obligations to pay the principal, interest and premium on all the securities and our obligation to perform every covenant of the Indenture that we are to perform or observe and we or the successor or transferee corporation, as applicable, are not, immediately following such merger, sale or transfer, in default in the performance of any of those covenants. Upon any merger, sale or transfer of all or substantially all of our assets, the successor or transferee corporation will succeed to, and be substituted for, and may exercise all of our rights and powers under the Indenture with the same effect as if the successor corporation had been named as us in the Indenture and we will be released from all obligations under the Indenture. Unless we indicate otherwise in the applicable prospectus supplement, the Indenture will define all or substantially all of our assets as being 50% or more of our total assets as shown on our balance sheet as of the end of the prior year and specifically will permit any sale, transfer or conveyance during a calendar year of less than 50% of our total assets without the consent of the holders of the securities. (Sections 11.1 and 11.2.)

Limitations on Liens

    Unless we indicate otherwise in the applicable prospectus supplement, so long as any Debt Securities are outstanding, we will not create or permit to exist any mortgage, pledge, security interest or other lien (collectively, "liens") on any of our utility properties or assets, whether we own it now or acquire it later, unless we similarly secure the Debt Securities and all other securities issued under the Indenture prior to or contemporaneously with the Debt Securities.

    This restriction will not apply to:

  •
  any of our subsidiaries;

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  our Mortgage Indenture securing our first mortgage bonds, or any indenture supplemental to our mortgage bonds;

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  liens on any property existing at the time we acquire the property (or within one year of our acquisition);

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  purchase money liens; or

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  any extension, renewal, or replacement (or successive extensions, renewals or replacements) of any lien referred to in the clauses listed above.

    In addition, this restriction will not apply to the following "permitted encumbrances":

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  the pledge or assignment, in the ordinary course, of electricity, gas, steam or accounts receivable;

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  liens existing on any property at the time the corporation owning the property merges with us or transfers all or substantially all of its property to us, so long as our Board of Directors determines that the property is adequate security for the lien;

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  liens not otherwise permitted if the total of all permitted encumbrances would not exceed 10% of our tangible net worth.

    As described above, these restrictions will limit our ability to incur secured debt, but will not prohibit it entirely. Nor will the restrictions prevent us from entering into leases in the ordinary course of business. With respect to our Mortgage Indenture, as of March 31, 2001, we had $952,825,000 in first mortgage bonds outstanding. Under the terms of these lien restrictions, we would not be permitted to increase this amount (unless it fell within the 10% basket described above), but we would be able to replace, extend or refinance first mortgage bonds that mature or are redeemed.

Resignation or Removal of Trustee

    The Trustee may resign at any time by notifying us in writing and specifying the day upon which the resignation is to take effect. The resignation will not take effect, however, until a successor trustee has been appointed. (Section 8.10.)

    The holders of a majority in principal amount of the outstanding securities may remove the Trustee at any time. In addition, so long as no event of default or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the Trustee upon notice to the holder of each security outstanding and appointment of a successor Trustee. (Section 8.10.)

Concerning the Trustee

    Wells Fargo Bank Minnesota, National Association is the Trustee. We maintain banking relationships with the Trustee in the ordinary course of business. The Trustee also acts as trustee for some of our other securities as well as securities of some of our affiliates.

BOOK-ENTRY SYSTEM

    Each series of Debt Securities offered by this prospectus may be issued in the form of one or more global securities representing all or part of that series of Debt Securities. This means that we will not issue certificates for that series of Debt Securities to the holders. Instead, a global security representing that series will be deposited with, or on behalf of, DTC, or its successor as the Depository and registered in the name of the Depository or a nominee of the Depository.

    The Depository will keep a computerized record of its participants (for example, your broker) whose clients have purchased the Debt Securities. Unless it is exchanged in whole or in part for a certificated security, a global security may not be transferred, except that the Depository, its nominees and their successors may transfer a global security as a whole to one another.

    Beneficial interests in global securities will be shown on, and transfers of interests will be made only through, records maintained by the Depository and its participants. The laws of some jurisdictions require that some purchasers take physical delivery of securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

    We will wire principal, interest and any premium payments to the Depository or its nominee. We and the Trustee will treat the Depository or its nominee as the owner of the global security for all purposes, including any notices and voting. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on a global security to owners of beneficial interests in a global security.

    Unless otherwise specified in the prospectus supplement, DTC will act as Depository for those Debt Securities issued as global securities. The Debt Securities will be registered in the name of Cede & Co. (DTC's partnership nominee).

    DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, LLC, and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules that apply to DTC and its Direct or Indirect Participants (collectively, "Participants") are on file with the SEC.

    It is DTC's current practice, upon receipt of any payment of principal or interest, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global security as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with Securities on a record date, by using an omnibus proxy. Payments by Participants to owners of beneficial interests in a global security, and voting by Participants, will be governed by the standing instructions and customary practices between the participants and owners of beneficial interests, as is the case with securities held for the account of customers registered in "street name." However, payments will be the responsibility of the Participants and not our responsibility or that of DTC or the Trustee.

    Debt Securities of a series represented by a global security will be exchangeable for certificated securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as Depository or if DTC ceases to be a clearing agency registered under applicable law and a successor Depository is not appointed by us within 90 days; or

  •
  we determine not to require all of the Debt Securities of a series to be represented by a global security and notify the trustee of our decision.

    The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC, and we and any underwriters, dealers or agents take no responsibility for the accuracy thereof.

    Any underwriters, dealers or agents of any Debt Securities may be Direct Participants of DTC.

LEGAL OPINIONS

    Legal opinions relating to the Debt Securities will be rendered by our counsel, Gary R. Johnson, 800 Nicollet Mall, Suite 3000, Minneapolis, Minnesota, and Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois, counsel for any underwriters, dealers or agents named in a prospectus supplement. Gary R. Johnson is our Vice President and General Counsel and is the beneficial owner of 16,773 shares of common stock of our parent company, Xcel Energy Inc. Gary R. Johnson will pass upon matters pertaining to local laws and as to these matters Jones, Day, Reavis & Pogue will rely on his opinions. Jones, Day, Reavis & Pogue has acted in the past, and may in the future act, as special counsel to us and our affiliates, including our parent corporation, Xcel Energy Inc.

EXPERTS

    The consolidated financial statements and schedule of Northern States Power Company-Minnesota as of December 31, 2000 incorporated by reference in this registration statement on Form S-3 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

    The consolidated financial statements of Northern States Power Company as of December 31, 1999 and 1998 and for each of the two years in the period ended December 31, 1999, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the period ended December 31, 2000, filed with the SEC on March 28, 2001, have been so incorporated in reliance upon the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting.

PLAN OF DISTRIBUTION

    We intend to sell the Debt Securities offered by this prospectus to or through underwriters or dealers, and may also sell the Debt Securities directly to other purchasers or through agents, as described in the prospectus supplement relating to an issue of Debt Securities.

    The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

    In connection with the sale of the Debt Securities, underwriters may receive compensation from us or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions, or commissions. Underwriters may sell Debt Securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers, and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. Any person who may be deemed to be an underwriter will be identified, and any compensation received from us, will be described in the prospectus supplement.

    Under agreements into which we may enter in connection with the sale of Debt Securities, underwriters, dealers, and agents who participate in the distribution of the Debt Securities may be entitled to indemnification by us against specified liabilities, including liabilities under the Securities Act of 1933.

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Set forth below is an estimate of the approximate amount of our fees and expenses (other than underwriting discounts and commissions) in connection with the issuance of the Debt Securities:

Registration fee under the Securities Act of 1933	$150,000
Fees of rating agencies	$300,000
Printing and engraving	$100,000
Accounting services	$140,000
Trustee's charges	$10,000
Expenses and counsel fees for qualification or registration of the Debt Securities under state securities laws	$50,000
Miscellaneous, including traveling, telephone, copying, shipping, and other out-of-pocket expenses	$15,000

Total	$765,000

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 302A.521 of the Minnesota Statutes permits indemnification of officers and directors of domestic or foreign corporations under certain circumstances and subject to certain limitations. Pursuant to authorization contained in the Articles of Incorporation, as amended, Article 6 of our Bylaws contains provisions for indemnification of its directors and officers consistent with the provisions of Section 302A.521 of the Minnesota Statutes. We have entered into indemnity agreements with our directors that provide for indemnification consistent with the Minnesota statutes and our Bylaws.

    We have obtained insurance policies indemnifying our company and our company's directors and officers against certain civil liabilities and related expenses.

ITEM 16.  EXHIBITS.

1.01	Form of Underwriting Agreement.
4.01	Trust Indenture, dated July 1, 1999, between NSP and Norwest Bank Minnesota, National Association, as Trustee. (Exhibit 4.01 to Form 8-K dated July 21, 1999, File No. 1-03034)
4.02	Supplemental Trust Indenture, dated July 15, 1999, between NSP and Norwest Bank Minnesota, National Association, as Trustee. (Exhibit 4.02 to Form 8-K dated July 21, 1999, File No. 1-03034)
4.03
Supplemental Trust Indenture, dated August 18, 2000, among Xcel Energy Inc., Northern States Power Company and Wells Fargo Bank Minnesota, National Association, as Trustee. (Exhibit 4.03 to Form 10 of Northern States Power Company, File No. 0-31709)
4.04	Form of Supplemental Indenture for each series of Debt Securities.
5.01	Opinion of Gary R. Johnson as to legality of the Debt Securities.
12.01	Statement of computation of ratio of earnings to fixed charges.
23.01	Independent Accountants' Consent of Arthur Andersen LLP.
23.02	Independent Accountants' Consent of PricewaterhouseCoopers LLP.
23.03	Legal Counsel's Consent.

24.01	Powers of Attorney.
25.01	Form T-1 Statement of eligibility of Wells Fargo Bank Minnesota, National Association to act as Trustee under the Indenture.

ITEM 17.  UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that clauses (i) and (ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, and State of Minnesota, on the 17th day of April, 2001.

NORTHERN STATES POWER COMPANY
By:	/s/ EDWARD J. MCINTYRE Edward J. McIntyre Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ WAYNE H. BRUNETTI Wayne H. Brunetti	Chairman, President, Chief Executive Officer, Principal Executive Officer and Director	April 17, 2001
/s/ EDWARD J. MCINTYRE Edward J. McIntyre	Vice President, Chief Financial Officer, Principal Financial Officer and Director	April 17, 2001
/s/ DAVID E. RIPKA David E. Ripka	Vice President and Controller (Principal Accounting Officer)	April 17, 2001
/s/ RICHARD C. KELLY Richard C. Kelly	Director	April 17, 2001
*By:	/s/ EDWARD J. MCINTYRE Edward J. McIntyre (Attorney-in-Fact) April 17, 2001

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
NORTHERN STATES POWER COMPANY
USE OF PROCEEDS
DESCRIPTION OF DEBT SECURITIES
BOOK-ENTRY SYSTEM
LEGAL OPINIONS
EXPERTS
PLAN OF DISTRIBUTION
PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURE